EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference of our report, dated March 15, 2005 (September 30, 2005 as to the effects of the restatement), appearing in this amended Annual Report on Form 10-KSB/A (Amendment No. 2) of Flexible Solutions International, Inc. for the year ended December 31, 2004 in the previously filed Registration Statements of Flexible Solutions International, Inc. on Form S-3 (File No. 333-124751) and on Form S-3/A (File No. 333-124751).

/s/ CINNAMON JANG WILLOUGHBY & COMPANY,
Chartered Accountants

Burnaby, British Columbia
March 7, 2006